UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

February 26, 2016

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 26, 2016, Lennar Corporation (the “Company”) and the Guarantors (as defined below) entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters listed on Schedule I thereto with respect to the offering and sale in an underwritten public offering by the Company of $500 million aggregate principal amount of 4.750% Senior Notes due 2021 (the “Notes”). The Notes will be guaranteed by most, but not all, of the Company’s subsidiaries (the “Guarantors”), but the guarantee by particular subsidiaries may be suspended or terminated under some circumstances. The Company plans to use the net proceeds from the offering for general corporate purposes, including the repayment of debt, which may include the repayment or repurchase of the Company’s 6.50% senior notes due 2016 in full or in part.

The offering has been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s registration statement on Form S-3, File No. 333-199159, and the prospectus supplement dated February 26, 2016, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act on February 29, 2016. The sale is expected to close on March 4, 2016, subject to customary closing conditions. A legal opinion relating to the Notes is filed herewith as Exhibit 5.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document

1.1	Underwriting Agreement, dated February 26, 2016, among Lennar Corporation, the Guarantors named therein and the underwriters listed on Schedule I thereto.

5.1	Opinion of Willkie Farr & Gallagher LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2016	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer